Exhibit 21


           LIST OF SUBSIDIARIES OF PHILLIPS PETROLEUM COMPANY

Listed below are subsidiaries of the registrant at December 31, 1999. Certain subsidiaries are omitted since such companies considered in the aggregate do not constitute a significant subsidiary.

                                                    State or Jurisdiction
                                                     in Which Subsidiary
                                                      Was Incorporated
          Name of Company                               or Organized
          ---------------                           --------------------

66 Pipe Line Company                                    Delaware
American Olefins, Inc.                                  Delaware
GPM Anadarko Gathering Company                          Delaware
GPM Gas Corporation                                     Delaware
Latin America Credit Limited                            Cayman Islands
Old Ocean Olefins, Inc.                                 Delaware
Phillips Alaska Natural Gas Corporation                 Delaware
Phillips China Inc.                                     Liberia
Phillips Coal Company                                   Nevada
Phillips Gas Company                                    Delaware
Phillips International Investments, Inc.                Delaware
Phillips Investment Company                             Nevada
Phillips Kazakhstan Ventures, Ltd.                      Liberia
Phillips Oil Company (Nigeria) Limited                  Nigeria
Phillips Petroleum Canada Ltd.                          Canada
Phillips Petroleum Chemicals                            Belgium
Phillips Petroleum Company Indonesia                    Delaware
Phillips Petroleum Company Norway                       Delaware
Phillips Petroleum Company United Kingdom Limited       England
Phillips Petroleum Company Venezuela Limited            Bermuda
Phillips Petroleum Company Western Hemisphere           Delaware
Phillips Petroleum International Corporation            Panama
Phillips Petroleum International Corporation Denmark    Cayman Islands
Phillips Petroleum International Investment Company     Delaware
Phillips Petroleum Kazakhstan, Ltd.                     Liberia
Phillips Petroleum Resources, Ltd.                      Delaware
Phillips Petroleum Timor Sea Inc.                       Delaware
Phillips Petroleum Timor Sea Pty Ltd                    New South Wales
Phillips Petroleum UK Investment Corporation            Delaware
Phillips Petroleum Venezuela L.L.C.                     Delaware
Phillips Petroleum (91-12) Pty Ltd                      Australia
Phillips Pipe Line Company                              Delaware
Phillips Pt. Arguello Production Company                Delaware
Phillips Puerto Rico Core Inc.                          Delaware
Phillips Texas Pipeline Company, Ltd.                   Texas
Phillips-New Mexico Partners, L.P.                      Delaware
Phillips-San Juan Partners, L.P.                        Delaware
Phillips 66 Capital I                                   Delaware
Phillips 66 Capital II                                  Delaware
Sooner Insurance Company                                Vermont
SouthTex 66 Pipeline Company, Ltd.                      Texas
The Largo Company                                       Delaware
USA Olefins Limited Partnership                         Delaware
WesTTex 66 Pipeline Company                             Delaware